Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Greg Grosvenor, Chief Financial Officer, in connection with the Report on 10-K of Telesource International, Inc. for the fiscal year ended December 31, 2004, (the “Report”) hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telesource International, Inc.

/s/ Greg Grosvenor
Greg Grosvenor
Chief Financial Officer
Dated: March 15, 2006